UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2018

IDENTIV, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-29440	77-0444317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Walnut Avenue, Suite 100, Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 250-8888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02 Unregistered Sales of Equity Securities.

On May 30, 2018, Identiv, Inc. (the “Company”) completed the second closing of a private placement of 2,000,000 shares (the “Second Closing Shares”) of the Company’s Series B Non-Voting Convertible Preferred Stock, $0.001 par value per share (the “Series B Preferred Stock”), at a price of $4.00 per share, to 21 April Fund, LP and 21 April Fund, Ltd. (together, the “Purchasers”). The sale of the Second Closing Shares was made pursuant to the terms of the Securities Purchase Agreement (the “Purchase Agreement”) dated as of December 21, 2017 among the Company and the Purchasers, pursuant to which the Company, in a private placement, agreed to issue and sell to the Purchasers an aggregate of up to 5,000,000 shares (the “Shares”) of the Series B Preferred Stock, for an aggregate purchase price of up to $20,000,000 (the “Private Placement”). The Purchasers agreed to invest $12,000,000 to purchase an aggregate of 3,000,000 Shares at a price of $4.00 per share in cash at the initial closing of the Private Placement, which initial closing occurred on December 21, 2017, and, at the sole option of the Company, an additional $8,000,000 to purchase 2,000,000 Shares at a price of $4.00 per share in cash at a second closing of the Private Placement. Gross proceeds to the Company from the Second Closing Shares were approximately $8.0 million, before deducting fees and certain expenses payable by the Company. The proceeds from the issuance of the Shares are required to be used to pay off existing debt obligations of the Company and to fund future acquisitions of technology, business and other assets by the Company.

In connection with the Private Placement, the Company entered into a Stockholder Agreement with the Purchasers (the “Stockholder Agreement”), dated as of December 21, 2017, pursuant to which the Company agreed to file one or more registration statements with the Securities and Exchange Commission (the “SEC”) covering the resale of the shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), underlying the Series B Preferred Stock sold in the Private Placement and any Common Stock issued or issuable as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares. The Company filed a registration statement with the SEC covering such Common Stock and the registration statement was declared effective by the SEC on May 2, 2018.

The certificate of designation (the “Certificate of Designation”) providing for the rights, preferences and privileges of the Series B Preferred Stock was filed with the Secretary of State of the State of Delaware prior to the initial closing of the Private Placement. Each Share is entitled to an annual dividend of 5% for the first six years following the issuance of such Share and 3% for each year thereafter, with the Company retaining the option to settle each year’s dividend after the tenth year in cash. The dividends accrue and are payable in kind upon such time as the Shares convert into Common Stock. Each Share is convertible at the option of the holder thereof into Common Stock: (i) following the sixth (6th) anniversary of the initial closing of the Private Placement or (ii) if earlier, during the thirty (30) day period following the last trading day of any period of three (3) or more consecutive trading days that the closing market price of the Common Stock exceeds $10.00. Each Share is convertible into such number of shares of Common Stock determined by taking the accreted value of such Share (purchase price plus accrued but unpaid dividends) and dividing such value by the stated value of such Share ($4.00 per share, subject to adjustment for dilutive issuances, stock splits, stock dividends and the like) (the “Stated Value”); provided, however, that the Company shall not convert any Shares if doing so would cause the holder thereof, along with its affiliates, to beneficially own in excess of 19.9% of the outstanding Common Stock immediately after giving effect to the applicable conversion (the “Ownership Limitation”), unless waiver of this restriction has been effected by the holder requesting conversion of Shares. In general, the Shares are not entitled to vote except in certain limited cases, including on change of control transactions where the expected price per share distributable to the Company’s shareholders is expected to be less than $4.00 per share. The Certificate of Designation further provides that in the event of, among other things, any change of control, liquidation or dissolution of the Company, the holders of Series B Preferred Stock will be entitled to receive, on a pari passu basis with the holders of Common Stock, the same amount and form of consideration that the holders of the Company’s common stock receive (on an as-if-converted-to-common-stock basis and without regard to the Ownership Limitation).

The Second Closing Shares issued in the Private Placement to accredited investors were sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”) and Regulation D promulgated thereunder. The Company is relying on this exemption from registration based in part on representations made by the Purchasers in the Purchase Agreement. The Shares have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an exemption from such registration requirements. Neither this Current Report on Form 8-K nor any exhibit attached hereto shall constitute an offer to sell or the solicitation of an offer to buy the Shares or any other securities of the Company.

The material terms of the Purchase Agreement, the Stockholder Agreement and the Certificate of Designation were previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on December 21, 2017. The foregoing descriptions of the Purchase Agreement, the Stockholder Agreement and the Certificate of Designation do not purport to be complete and are qualified by reference to the full text of the Purchase Agreement, the Stockholder Agreement and the Certificate of Designation, which are attached as Exhibits 10.1, 10.2 and 4.1 hereto, respectively, and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 31, 2018, the Company held its 2018 Annual Meeting of Stockholders. The final results for each of the matters submitted to the stockholders at the Company’s 2018 Annual Meeting of Stockholders are as follows:

Proposal 1. To elect the Class III director to serve for a three-year term ending at the annual meeting of stockholders in 2021 and until his successor has been duly elected and qualified or until he resigns or is removed:

	For	Withheld	Broker Non-Votes
Gary Kremen	5,220,346	1,614,702	4,286,478

Proposal 2. To approve an amendment to the Company’s 2011 Incentive Compensation Plan that would increase the number of shares reserved for issuance by an additional 500,000 shares:

For	Against	Abstain	Broker Non-Votes
3,769,371	2,195,682	869,995	4,286,478

Proposal 3. To ratify the appointment of BPM LLP, an independent registered public accounting firm, as the independent auditor of the Company for the fiscal year ending December 31, 2018:

For	Against	Abstain	Broker Non-Votes
11,046,369	12,320	62,837	—

Proposal 4. To vote on a non-binding advisory resolution on the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
5,722,919	283,504	828,625	4,286,478

Proposal 5. To approve, on a non-binding advisory basis, the frequency of holding an advisory vote on named executive officer compensation:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
5,846,007	15,186	28,350	945,505	—

In light of the voting results with respect to Proposal 5, on May 31, 2018, the Company’s Board of Directors determined that, consistent with the stockholders’ advisory vote, it will include in its proxy materials an advisory stockholder vote on executive compensation every year until the next required stockholder vote on the frequency of the advisory stockholder vote on executive compensation.

Item 8.01 Other Events.

On May 31, 2018, the Company repaid the remaining amounts payable under its $10.0 million principal amount term loan under a Loan and Security Agreement (the “Loan and Security Agreement”) with Venture Lending & Leasing VII, Inc. and Venture Lending & Leasing VIII, Inc. (collectively referred to as “VLL7 and VLL8”). The Company paid to VLL7 and VLL8 approximately $5.2 million, consisting of $4.6 million in outstanding principal, and $0.6 million of accrued and unpaid interest outstanding at the prepayment date together with all the scheduled interest that would have accrued and been payable through the stated maturity of the term loan.

The material terms of the Loan and Security Agreement were previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on February 14, 2017. The material terms are qualified by reference to the full text of the Loan and Security Agreement and the supplement of terms thereto, which were filed as Exhibits 10.2 and 10.3, respectively, to such Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Certificate of Designation of Preferences, Rights and Limitations of Series B Non-Voting Convertible Preferred Stock dated December 21, 2017. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 21, 2017.)

10.1	Securities Purchase Agreement dated December 21, 2017 among the Company, 21 April Fund, Ltd. and 21 April Fund, LP. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 21, 2017.)

10.2	Stockholder Agreement dated December 21, 2017 among the Company, 21 April Fund, Ltd. and 21 April Fund, LP. (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on December 21, 2017.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identiv, Inc.

June 5, 2018	By:	/s/ Sandra Wallach
Sandra Wallach
Chief Financial Officer